UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35073

Delaware	87-0747704
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices, including zip code)

(303) 858-8358

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on September 8, 2016, Gevo, Inc. (the “Company”) issued and sold 24,800,000 Series E units, each Series E unit consisting of one share of the Company’s common stock and one half of one Series I warrant to purchase one share of the Company’s common stock (each, a “Series I Warrant”), and 3,700,000 Series F units, each Series F unit consisting of a pre-funded Series J warrant to purchase one share of the Company’s common stock (each, a “Series J Warrant” and, together with the Series I Warrants, the “Warrants”) and one half of one Series I Warrant, in an underwritten public offering (the “Offering”) pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-211370). The Warrants were issued on September 13, 2016 in connection with the closing of the Offering.

The Series I Warrants have an exercise price of $0.55 per share and are exercisable during the period commencing on the date of issuance and ending on September 13, 2021.

The Series J Warrants have an exercise price of $0.55 per share, which was pre-paid, except for a nominal exercise price of $0.01 per share, upon issuance of the Series J Warrants and, consequently, no additional payment or other consideration (other than the nominal exercise price of $0.01 per share) will be required to be delivered to the Company by the holder upon exercise. The Series J Warrants are exercisable during the period commencing on the date of issuance and ending on September 13, 2017.

The Warrants are generally only exercisable on a cash basis. However, the Warrants may be exercisable on a cashless basis, if and only if, a registration statement relating to the issuance of the shares underlying the Warrants is not then effective or available. The Warrants may be exercised by delivering to the Company an exercise notice, appropriately completed, duly signed and delivered, together with cash payment of the exercise price, if applicable. No fractional shares will be issued upon exercise of the Warrants.

The exercise price and the number and type of securities purchasable upon exercise of the Warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of the Company’s assets and certain other events. In addition, the Company has the right at any time during the term of the Series I Warrants to reduce the then-existing exercise price of all or any portion of any Series I Warrant to any amount and for any period of time deemed appropriate by the Company’s board of directors.

In the event of a fundamental transaction, as described in the Warrants, and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the Company’s common stock, then each warrant holder of Warrants shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock then issuable upon exercise of such holder’s Warrants. Additionally, following any fundamental transaction that is also a change of control, as described in the Warrants, then if elected by the warrant holder via written notice delivered to us within 30 days following such change of control, the Company must acquire (or cause the successor entity to acquire) all of the electing holder’s warrants outstanding as of the effective date of such change of control by paying to such holder, at the Company’s option, either common stock (or qualifying securities of the successor entity) or cash, in each case in an amount equal to the Black-Scholes valuation of the unexercised portion of such holder’s warrants that remained as of the effective date of such change of control.

The foregoing description of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Warrants, forms of which are attached hereto as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Series I Warrant to Purchase Common Stock.

4.2	Form of Pre-Funded Series J Warrant to Purchase Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: September 15, 2016	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Series I Warrant to Purchase Common Stock.

4.2	Form of Pre-Funded Series J Warrant to Purchase Common Stock.